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                                                                    EXHIBIT 21.1


                                SUBSIDIARIES OF
              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
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                                                        STATE OF
                                    PERCENTAGE       INCORPORATION
               NAME                  OWNERSHIP      OR ORGANIZATION
               ----                 -----------     ---------------

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
Ozdon Investments, Inc.                    100%         Louisiana
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River Port Truck Stop, Inc.                100%         Louisiana
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GalaxSea Cruises and Tours, Inc.           100%         Oklahoma
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I.T. Cruise, Inc.                          100%         Oklahoma
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OM Operating, L.L.C.                        49%         Louisiana
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